As filed with the Securities and Exchange Commission on February 20, 2008	Registration No. 333-148274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FLUOR CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	33-0927079
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6700 Las Colinas Boulevard
Irving, Texas 75039

(469) 398-7000

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

FLUOR 409A EXECUTIVE
DEFERRED COMPENSATION PROGRAM
(Full Title of Plan)

Carlos M. Hernandez, Esq.
Chief Legal Officer and Secretary

Fluor Corporation

6700 Las Colinas Boulevard

Irving, Texas 75039

(469) 398-7000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Deferred Compensation Obligations	N/A(1)	N/A(1)	N/A(1)	N/A(1)

(1)           This Post-Effective Amendment No. 1 is filed to deregister deferred compensation obligations registered for issuance pursuant to the Fluor 409A Executive Deferred Compensation Program.

DEREGISTRATION OF CERTAIN SECURITIES

Fluor Corporation, a Delaware corporation, is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8, No. 333-148274 (the “Registration Statement”) to deregister $250.0 million of unsecured obligations of the Company to pay deferred compensation in the future (the “Obligations”) in accordance with the terms of the Fluor 409A Executive Deferred Compensation Program (the “Plan”).  The Obligations originally registered on this Registration Statement are being deregistered because the Registration Statement was filed in error and duplicates another registration statement filed on the same day registering the same Obligations under the Plan.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Fluor Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on February 20, 2008.

FLUOR CORPORATION

By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez, Esq.
Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 20, 2008.

	Signature	Title

	*	Chairman of the Board of Directors and
	Alan L. Boeckmann	Chief Executive Officer
(Principal Executive Officer)

	*	Senior Vice President and
	D. Michael Steuert	Chief Financial Officer
(Principal Financial Officer)

	*	Vice President and Controller
	Victor L. Prechtl	(Principal Accounting Officer)

	*	Director
Ilesanmi Adesida

	*	Director
Peter K. Barker

	*	Director
Peter J. Fluor

	*	Director
James T. Hackett

	*	Director
Kent Kresa

	*	Director
Vilma S. Martinez

	*	Director
Dean R. O’Hare

	*	Director
Joseph W. Prueher

	*	Director
Lord Robin W. Renwick, K.C.M.G.

	*	Director
Peter S. Watson

	*	Director
Suzanne H. Woolsey

*By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Attorney-in-fact